Exhibit 10.1

Execution Version

AMENDMENT NO. 11 TO CREDIT AGREEMENT

This AMENDMENT NO. 11 TO CREDIT AGREEMENT (this “Agreement”) dated as of November 26, 2017 (the “Effective Date”), is among Jones Energy Holdings, LLC, a Delaware limited liability company (the “Borrower”), Jones Energy, Inc., a Delaware corporation and the parent company of the Borrower (“Jones Parent”), the undersigned subsidiaries of the Borrower as guarantors (together with Jones Parent, collectively, the “Guarantors”), the Lenders (as defined below) and Wells Fargo Bank, N.A. (“Wells Fargo”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.                                    The Borrower is party to that certain Credit Agreement dated as of December 31, 2009 among the Borrower, the financial institutions party thereto from time to time as lenders (the “Lenders”) and the Administrative Agent, as heretofore amended (as so amended, the “Credit Agreement” and, as further amended hereby, the “Amended Credit Agreement”).

B.                                    The parties hereto wish to, subject to the terms and conditions of this Agreement, amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                          Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Unless otherwise specifically defined herein, each term defined in the Amended Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Amended Credit Agreement.

Section 2.                                          Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.                                          Amendments to Credit Agreement.

(a)                                 Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby further amended by adding the following new defined terms thereto in alphabetical order:

“Amendment No. 11” means that certain Amendment No. 11 to Credit Agreement dated as of the Amendment No. 11 Effective Date which amends this Agreement.

“Amendment No. 11 Effective Date” means November 26, 2017.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Intercreditor Agreement” means, as to any Debt, an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders executed by the applicable representative(s) of the creditors of such Debt, the Administrative Agent, and the Credit Parties, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof.

“Junior Debt” means any Debt of the Borrower or any other Loan Party described in clause (h) or (i) of Section 9.02.

“Merge Assets” all Oil and Gas Properties (including undeveloped acreage) owned by Jones Parent, the Borrower or any Subsidiary of Jones Parent and located in the “Merge” play in the Anadarko Basin.

“Secured Debt Incurrence” means the incurrence of any senior secured Debt of the Borrower, Jones Parent or any Subsidiary permitted under Section 9.02(i).

“Senior Notes” means the Borrower’s 6.75% senior notes due in 2022 and the 9.25% senior notes due in 2023, in each case, outstanding on October 31, 2017.

“Senior Secured Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (a) Senior Secured Debt as of such date to (b) EBITDAX for the period of four consecutive fiscal quarters ending on such date.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)                                 Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby further amended by amending and restating the following defined terms in their entirety:

“Applicable Margin” means, for any day, with respect to the Commitment Fee or any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in Table A below based upon the Borrowing Base Utilization Percentage then in effect:

Table A

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25.0%	≥25.0% <50.0%	≥50.0% <75.0%	≥75.0% <90.0%	≥90%
Eurodollar Loans	2.250%	2.500%	2.750%	3.000%	3.250%
ABR Loans	1.250%	1.500%	1.750%	2.000%	2.250%
Commitment Fee	0.375%	0.375%	0.500%	0.500%	0.500%

provided, however, that if the Total Leverage Ratio as of any fiscal quarter end is greater than 4.00 to 1.00, then “Applicable Margin” shall mean, for any day, with respect to the Commitment Fee or any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in Table B below based upon the Borrowing Base Utilization Percentage then in effect:

Table B

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25.0%	≥25.0% <50.0%	≥50.0% <75.0%	≥75.0% <90.0%	≥90%
Eurodollar Loans	2.750%	3.000%	3.250%	3.500%	3.750%
ABR Loans	1.750%	2.000%	2.250%	2.500%	2.750%
Commitment Fee	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  Subject to the following sentence, the application of Table A or Table B above shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides the officer’s certificate pursuant to Section 8.01(c) for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”).  Notwithstanding anything herein to the contrary, (a) the Applicable Margin shall be based on Table A until the first Calculation Date occurring after the delivery of the financial statements for the fiscal quarter ending December 31, 2017 and, thereafter the application of Table A or Table B shall be determined by reference to the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the officer’s certificate as required and when due under Section 8.01(c) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin shall be based on Table B from the date on which such certificate was required to have been delivered until such time as such certificate is delivered, at which time the Applicable Margin shall be determined under Table A or Table B based on the Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date.  The application of Table A or Table B shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Applicable Margin shall be applicable to all Loans and, if applicable, Letters of Credit, then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or officer’s certificate delivered pursuant to 8.01(c) or otherwise is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Loan or Letter of Credit is outstanding when such inaccuracy is discovered or such financial statement or certificate was delivered), and such inaccuracy, if corrected, would have led to the application of Table B for any period (an “Applicable Period”) rather than Table A for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected officer’s certificate in form and substance required hereunder for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined based on Table B, and (C) the Borrower shall retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.01.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 3.02(c) and Section 10.02 nor any of their other rights under this Agreement or any other Loan Document.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Indebtedness hereunder.

“Change in Control” means the occurrence of any of the following:

(i)                                    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a Permitted Investor becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Voting Securities of Jones Parent on a fully-diluted basis (and taking into account all such Voting Securities that such person or group has the right to acquire pursuant to any option right),

(ii)                                during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent Governing Body of Jones Parent cease to be composed of individuals (A) who were members of that board or equivalent Governing Body on the first day of such period, (B) whose election or nomination to that board or equivalent Governing Body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent Governing Body or (C) whose election or nomination to that board or other equivalent Governing Body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent Governing Body,

(iii)                            Jones Parent ceases to be the sole managing member of the Borrower or Jones Parent ceases to Control the Borrower,

(iv)                              any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a Permitted Investor or Jones Parent becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the Equity Interests of the Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right), or

(v)                                  there shall have occurred under any agreement or other instrument governing any Material Indebtedness any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating Jones Parent, the Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness provided for therein.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed within three (3) Business Days after request by the Administrative Agent to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it or has become the subject of a Bail-In Action; provided that, a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender, or the exercise of control over a Lender or Person controlling such Lender, by a Governmental Authority or an instrumentality thereof.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and the Intercreditor Agreement(s), if any.

“Permitted Investors” means any of the following:  (a) Metalmark Capital Partners (C) II, L.P., (b) any fund, investment account, or other investment vehicle managed by Metalmark Capital Management II LLC, (c) any Affiliate of Metalmark Capital Partners (C) II, L.P., a majority of whose outstanding Voting Securities are, directly or indirectly, held by Metalmark Capital Partners II GP, L.P., or any individuals that are Affiliates of Metalmark Capital Partners (C) II, L.P., (d) Jones Energy Management, LLC, (e) any Affiliate of Jones Energy Management, LLC, a majority of whose outstanding Voting Securities are, directly or indirectly, held by Jones Energy Management, LLC, (f) Q Investments, L.P. and (g) any Affiliate of Q Investments, L.P.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or the proceeds of which are used to substantially contemporaneously refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt and (ii) an amount necessary to pay all accrued (including, for the purposes of defeasance, future accrued)

and unpaid interest on the Refinanced Debt and any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the sooner to occur of (i) the date that is one year after the Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) the stated maturity date of the Refinanced Debt; (c) such new Debt has an average life at the time such new Debt is incurred that is no shorter than the shorter of (i) the period beginning on the date of incurrence of such new Debt and ending on the date that is one year after the Maturity Date (as in effect on the date of incurrence of such new Debt) and (ii) the average life of the Refinanced Debt at the time such new Debt is incurred; (d) such new Debt is not incurred or guaranteed by a non-Guarantor if the Borrower or a Guarantor is the issuer or is otherwise an obligor on the Refinanced Debt; and (e) if the Refinanced Debt was subordinated in right of payment to the Indebtedness or the guarantees under the Guarantee and Collateral Agreement, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the guarantees under the Guarantee and Collateral Agreement) to at least the same extent as the Refinanced Debt.

“Senior Secured Debt” means (a) all secured Debt of the types described in clauses (a) and (b) of the defined term “Debt” (other than intercompany Debt owing to a Credit Party but including, but not limited to, undrawn amounts under letters of credit) of Jones Parent and its Consolidated Subsidiaries and (b) all Debt of others of the types described in clauses (a) and (b) of the defined term “Debt” (other than intercompany Debt owing to a Credit Party but including, but not limited to, undrawn amounts under letters of credit) that is (i) guaranteed on a secured basis by Jones Parent or one or more of its Consolidated Subsidiaries or in which Jones Parent or one or more of its Consolidated Subsidiaries otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) on a secured basis or (ii) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of Jones Parent or one or more of its Consolidated Subsidiaries, whether or not such Debt is assumed by Jones Parent of such Consolidated Subsidiaries.

(c)                                  Section 2.07 of the Credit Agreement (Borrowing Base) is hereby amended by deleting clause (e)(i) in its entirety and replacing it with the following:

(i)                                    (A) Effective immediately upon each Senior Unsecured Debt Incurrence, the Borrowing Base then in effect shall be automatically reduced on the date of such incurrence by an amount equal to 25% of the principal amount of such Senior Unsecured Debt Incurrence (excluding the principal amount of any such Senior Unsecured Debt Incurrence constituting Permitted Refinancing Debt to the extent such Permitted Refinancing Debt refinanced, replaced, defeased, discharged, refunded or otherwise retired other Debt permitted under Section 9.02(h)), and (B) effective immediately upon each Secured Debt Incurrence, the Borrowing Base then in effect shall be automatically reduced on the date of such incurrence by an amount equal to 30% of the principal amount of such Secured Debt Incurrence;

(d)                                 Article VII of the Credit Agreement (Representations and Warranties) is hereby amended by adding the following new Section 7.25 to the end thereof:

Section 7.25                            EEA Financial Institutions.  No Credit Party is an EEA Financial Institution.

(e)                                  Section 8.01(c) of the Credit Agreement (Certificate of Financial Officer — Compliance) is hereby amended by replacing it in its entirety with the following:

(c)                                  Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, (iii) setting forth a reasonably detailed calculation of the Total Leverage Ratio as of each fiscal quarter end covered by such financial statements regardless of whether the covenant in Section 9.01(a) is applicable at such fiscal quarter end, and (iv) stating whether any change in GAAP, or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(f)                                   Section 8.11 of the Credit Agreement (Reserve Reports) is hereby amended by replacing clause (c)(vi) in its entirety with the following:

(vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and that the Engineered Value of such Oil and Gas Properties represents (A) on or prior to the Amendment No. 11 Effective Date, at least 80% (by value) of all Oil and Gas Properties of the Credit Parties evaluated in the Reserve Report delivered to the Administrative Agent most recently prior to the Reserve Report attached to such certificate, and (B) after the Amendment No. 11 Effective Date, at least 90% (by value) of the Merge Assets and at least 90% (by value) of all Oil and Gas Properties of the Credit Parties evaluated in the Reserve Report delivered to the Administrative Agent most recently prior to the Reserve Report attached to such certificate), and

(g)                                  Section 8.12 of the Credit Agreement (Title Information) is hereby amended by deleting each reference to “80%” found therein with a reference to “90%”.

(h)                                 Section 8.12 of the Credit Agreement (Title Information) is hereby further amended by replacing the last sentence of clause (a) therein in its entirety with the following:

Notwithstanding the foregoing, in connection with the Reserve Report delivered for the Borrowing Base redetermination effected for fall 2017, the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report so that (x) within sixty (60) days after the Amendment No. 11 Effective Date (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 75% of the Engineered Value of the Oil and Gas Properties evaluated by such Reserve Report, and (y) within ninety (90) days after the Amendment No. 11 Effective Date (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 90% of the Engineered Value of the Oil and Gas Properties evaluated by such Reserve Report.

(i)                                     Section 8.13 of the Credit Agreement (Additional Collateral; Additional Guarantors) is hereby amended by replacing clause (a) therein in its entirety with the following:

(a)                                 In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties that constitute Oil and Gas Properties (as described in Section 8.11(c), (iv)) to ascertain whether such Mortgaged Properties represent (x) at least 90% (by value) of the Merge Assets and (y) at least 90% of the Engineered Value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that such Mortgaged Properties do not represent (x) at least 90% (by value) of the Merge Assets and (y) at least 90% of such Engineered Value, then: (i) other than in connection with the Borrowing Base redetermined for fall 2017, the Borrower shall, and shall cause the Subsidiary Guarantors to, grant, within thirty (30) days of delivery of the certificate required under Section 8.11(c) (or such later date as may be acceptable to the Administrative Agent), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject to Excepted Liens other than Excepted Liens described in clause (h) of such definition) on additional Oil and Gas Properties evaluated in the most recently completed Reserve Report not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties that constitute Oil and Gas Properties will represent at least 90% (by value) of the Merge Assets and at least 90% of such Engineered Value, and (ii) in connection with the Borrowing Base redetermined for fall 2017, the Borrower shall, and shall cause the Subsidiary Guarantors to, grant, within forty-five (45) days after the Amendment No. 11 Effective Date (or such later date as may be acceptable to the Administrative Agent), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject to Excepted Liens other than Excepted Liens described in clause (h) of such definition) on additional Oil and Gas Properties evaluated in the most recently completed Reserve Report not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties that constitute Oil and Gas Properties will represent at least 90% (by value) of the Merge Assets and at least 90% of such Engineered Value.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b).

(j)                                    Section 8.13 of the Credit Agreement (Additional Collateral; Additional Guarantors) is hereby further amended by adding the following new clause (c) at the end thereof:

(c)                                  Notwithstanding anything to the contrary herein or in any Loan Document, if any Lien or guaranty is required to secure or guarantee any Junior Debt, Jones Parent and the Borrower shall, and shall cause each of its Subsidiaries to, provide analogous guaranties to the Administrative Agent and grant and perfect a senior Lien on the same Property for the benefit of the Secured Parties during at least the same period of time as required for such Junior Debt so that, so long as such Junior Debt is outstanding, no obligor is obligated with respect to such Junior Debt that is not obligated with respect to the Indebtedness, and no Property shall serve as collateral securing such Junior Debt that is not also serving as Collateral securing the Indebtedness on a senior basis.

(k)                                 Section 9.01 of the Credit Agreement (Financial Covenants) is hereby amended by deleting clause (a) thereof in its entirety and replacing it with the following:

(a)                                 Total Leverage Ratio.  Jones Parent will not permit the Total Leverage Ratio, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2019, to be greater than (i) 5.25 to 1.00 for the fiscal quarter ending March 31, 2019, (ii) 5.00 to 1.00 for the fiscal quarter ending June 30, 2019, (iii) 4.75 to 1.00 for the fiscal quarter ending September 30, 2019, (iv) 4.50 to 1.00 for the fiscal quarter ending December 31, 2019, and (v) 4.00 to 1.00 for each fiscal quarter ending on or after March 31, 2020.

(l)                                     Section 9.01 of the Credit Agreement (Financial Covenants) is hereby further amended by adding the following new clause (c) to the end thereof:

(c)                                  Senior Secured Leverage Ratio.  Jones Parent will not permit the Senior Secured Leverage Ratio, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2017, to be greater than (i) 2.50 to 1.00 for each fiscal quarter ending on or prior to December 31, 2018, and (ii) 2.25 to 1.00 for each fiscal quarter ending on or after March 31, 2019.

(m)                             Section 9.02 of the Credit Agreement (Debt) is hereby amended by adding the word “and” and a new subclause (v) to the end of clause (h) thereof:

and (v) as to such Debt that refinances, replaces, defeases, discharges, refunds or otherwise retires existing Debt, such new Debt is Permitted Refinancing Debt;

(n)                                 Section 9.02 of the Credit Agreement (Debt) is hereby further amended by replacing clause (i) thereof in its entirety with the following clause (i) and new clause (j):

(i)                                    secured Debt of the Borrower or any Subsidiary Guarantor evidenced by bonds, debentures, notes or other similar instruments; provided that, (i) the scheduled maturity date of such Debt shall not be earlier than six months after the Maturity Date (as in effect on the date of incurrence of such Debt), (ii) such Debt shall not have any amortization or other requirement to purchase, redeem, retire, defease, establish a sinking fund or otherwise make any payment in respect thereof, other than (x) at scheduled maturity thereof, and (y) mandatory prepayments or puts triggered upon circumstances or events which, in any event under this clause (y), are reasonably acceptable to the Majority Lenders, (iii) the aggregate principal amount of such Debt (other than Permitted Refinancing Debt that refinances, replaces, defeases, discharges, refunds or otherwise retires Junior Debt permitted under this Section 9.02(i)) shall not exceed $350,000,000, (iv) such Debt shall be subject to an Intercreditor Agreement and such Intercreditor Agreement shall have been executed and entered into by the parties thereto; (v) upon the incurrence of any such Debt, the Borrowing Base shall be automatically reduced in accordance with, and to the extent required by, Section 2.07(e), (vi) the incurrence of such Debt shall be permitted under all agreements and instruments governing Junior Debt (including the Senior Notes) and in effect on the date of such incurrence (without giving effect to any amendment thereto, or consent or waiver thereof, being obtained in connection with such incurrence that required the payment of any amount by Jones Parent or any of its Subsidiaries (other than usual and customary reimbursement of related out-of-pocket third party expenses) or that required any other consideration that is materially adverse to Jones Parent or any of its Subsidiaries), (vii) after giving effect to the incurrence of such Debt and any substantially concurrent repayment of Debt, and any reduction of the Borrowing Base provided for in Section 2.07(e) with respect thereto, no Borrowing Base Deficiency shall exist, (viii) after giving effect to the incurrence of such Debt and any substantially concurrent repayment of Debt, Jones Parent shall be in pro forma compliance with each of Sections 9.01(a), (b) and (c), as applicable and calculated as of the last day of the fiscal quarter immediately preceding the incurrence of such Debt and for which financial statements are available, (xi) no Default or Event of Default shall exist, (x) the agreements and instruments governing such Debt shall not contain (A) any financial maintenance covenants that are more restrictive than those in this Agreement or any other affirmative or negative covenants that are, taken as a whole, materially more restrictive than those set forth in this Agreement; provided that the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (A), (B) any restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents (other than as to the maximum principal amount of Debt to be incurred hereunder), (C) any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Indebtedness to the extent the Indebtedness is permitted thereunder, provided that a requirement that any such Subsidiary also guarantee such Debt shall not be deemed to be a violation of this clause (C), or (D) any restrictions on the ability of any Subsidiary or the Borrower to pledge assets as collateral security for the Indebtedness to the extent the Indebtedness is permitted thereunder, and (xi) as to such Debt that refinances, replaces, defeases, discharges, refunds or otherwise retires existing Debt, such new Debt is Permitted Refinancing Debt;

(j)                                    other Debt of the Borrower or Subsidiary Guarantor in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding.

(o)                                 Section 9.03 of the Credit Agreement (Liens) is hereby amended by deleting the “and” at the end of clause (e) thereof in its entirety and replacing clause (f) thereof in its entirety with the following clause (f) and new clause (g):

(f)                                    Liens securing Debt permitted under Section 9.02(i) but only to the extent such Liens (i) are subject to an Intercreditor Agreement and (ii) do not encumber Property that is not also Collateral for the Indebtedness; and

(g)                                 Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt and other obligations permitted to be secured under this clause (g) shall not exceed $6,000,000 at any time outstanding.

(p)                                 Section 9.05 of the Credit Agreement (Investments, Loans and Advances) is hereby amended by replacing the reference to “the Borrower” in clause (m)(iv) therein with a reference to “Jones Parent”.

(q)                                 Section 9.11 of the Credit Agreement (Sale of Properties) is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

(b)                                 Dispositions of undeveloped acreage, including undeveloped acreage of the Credit Parties under any farmout agreements, not included in the most recent Reserve Report (but not including any of the Merge Assets), and assignments in connection with such farmouts and transfers;

(r)                                    Section 9.11 of the Credit Agreement (Sale of Properties) is hereby further amended by deleting clause (d) thereof in its entirety and replacing it with the following:

(d) the Disposition of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (i) in the case of any such Disposition, including any such Disposition of any Merge Assets (but not including any such Disposition that is a Specified Disposition), at least 75% of the consideration received in respect of such Disposition shall be cash (it being understood that for purposes of calculating such 75% for purposes of this clause (i) only, any securities, notes or other consideration received by the Borrower or any Subsidiary Guarantor in respect of such Disposition that could reasonably be expected to be converted into cash within 90 days after such Disposition and which are, within such 90 day period, converted by the Borrower or such Subsidiary Guarantor into cash shall be deemed to be cash for purposes of this clause (i) to the extent of the cash received in such conversion); (ii) in the case of any Specified Disposition, the cash consideration received in respect of such Disposition shall be at least equal to the greater of (A) 75% of the consideration received in respect of such Disposition and (B) the value attributed to the Oil and Gas Properties subject to such Specified Disposition, if any, in the then effective Borrowing Base; (iii) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such Disposition (as reasonably determined by the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), (iv) the Borrowing Base shall be reduced to the extent required under Section 2.07(e)(ii) (any such Disposition for which there is such a Borrowing Base reduction being referred to herein as a “Specified Disposition”), and (v) if any such Disposition is of a Subsidiary owning Oil and Gas Properties, such Disposition shall include all the Equity Interests of such Subsidiary;

(s)                                   Section 9.14 of the Credit Agreement (Negative Pledge Agreements; Dividend Restrictions) is hereby amended by deleting the word “and” at the end of clause (f) thereof and replacing clause (g) thereof in its entirety with the following clause (g) and new clause (h):

(g)  any provision contained in any contract, agreement or understanding related to Debt permitted under Sections 9.02(h) or (i) specifying that dividends or distributions paid by any Subsidiary to holders of its Equity Interests shall be paid on a pro rata basis, and (h) Lien restrictions imposed by any contract, agreement or understanding related to any Junior Debt that is secured and not otherwise covered in the preceding clauses of this Section 9.14, but only to the extent such restrictions are acceptable to the Administrative Agent in its sole discretion.

(t)                                    Section 9.16 of the Credit Agreement (Swap Agreements) is hereby amended by deleting the grid found at the end of clause (a)(i) thereof in its entirety and replacing it with the following:

Volumes Covered by Swap Agreements	Applicable Period Covered By Swap Agreements
100% of the anticipated projected production from proved Oil and Gas Properties	First 24 months after the Measurement Date
85% of the anticipated projected production from proved Oil and Gas Properties	Months 25 – 60 after the Measurement Date

(u)                                 Section 9.16 of the Credit Agreement (Swap Agreements) is hereby further amended by deleting the grid found at the end of clause (d)(i) thereof in its entirety and replacing it with the following:

Volumes Covered by Acquisition Swap Agreements	Applicable Period Covered by Acquisition Swap Agreements
100% of the anticipated projected production from proved Target Oil and Gas Properties	First 24 months after acquisition of Target Oil and Gas Properties
85% of the anticipated projected production from proved Target Oil and Gas Properties	Months 25 – 60 after acquisition of Target Oil and Gas Properties

(v)                                 Article IX of the Credit Agreement (Negative Covenants) is hereby amended by adding the following new Section 9.20 to the end thereof:

Section 9.20                            Prepayment of Certain Debt and Other Obligations; Amendment of Terms.

(a)                                 Neither the Borrower nor Jones Parent shall, and Jones Parent shall not permit any of its Subsidiaries to, prepay, redeem, purchase, defease, establish a sinking fund or otherwise satisfy prior to the scheduled maturity thereof in any manner the principal amount of any Junior Debt (a “Junior Debt Prepayment”) other than:

(i) any Junior Debt Prepayment made in exchange for, or with the net cash proceeds of, a substantially concurrent issuance of Equity Interests of Jones Parent (other than Disqualified Capital Stock) so long as (x) there is no Default or Event of Default, (y) there is no Borrowing Base Deficiency, and (z) Availability after giving effect thereto is an amount greater than or equal to 75% of the then effective aggregate Commitments;

(ii) (x) any Junior Debt Prepayment made with Permitted Refinancing Debt that is permitted under Section 9.02(h) and (y) any Junior Debt Prepayment of Junior Debt incurred pursuant to Section 9.02(i) and made with Permitted Refinancing Debt that is permitted under Section 9.02(i);

(iii) any Junior Debt Prepayment made with net cash proceeds of Junior Debt incurred pursuant to Section 9.02(i) and only so long as: (A) no Event of Default exists or would result therefrom, (B) Availability after giving effect thereto is an amount greater than or equal to 75% of the then effective aggregate Commitments, (C) at least $250,000,000 of Junior Debt permitted under Section 9.02(i) has been issued prior to, or concurrently with, such Junior Debt Prepayment, (D) the net Interest Expense for the 12-month period after the consummation of such transaction, after giving pro forma effect to such Junior Debt Prepayment is no greater than the net Interest Expense for such period had such Junior Debt Prepayment not occurred and, at least three Business Days prior to effecting such Junior Debt Prepayment the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible

Officer of the Borrower certifying a calculation of such net Interest Expense before and after giving effect to such Junior Debt Prepayment in such detail reasonably acceptable to the Administrative Agent, and (E)  the aggregate amount of all Junior Debt Prepayments pursuant to this clause (iii) does not exceed (x) $50,000,000, if the aggregate principal amount of Junior Debt permitted under Section 9.02(i) that has been issued prior to, or concurrently with, such Junior Debt Prepayments is equal to or greater than $250,000,000 and less than $300,000,000, (y) $75,000,000, if the aggregate principal amount of Junior Debt permitted under Section 9.02(i) that has been issued prior to, or concurrently with, such Junior Debt Prepayments is equal to or greater than $300,000,000 and less than $350,000,000, or (z) $100,000,000, if the aggregate principal amount of Junior Debt permitted under Section 9.02(i) that has been issued prior to, or concurrently with, such Junior Debt Prepayments is greater than or equal to $350,000,000.

(b)                                 Neither the Borrower nor Jones Parent shall, and Jones Parent shall not permit any of its Subsidiaries to, amend, modify or waive, in any manner which is materially adverse to the Lenders, any provision of any agreement or instrument governing Junior Debt without the prior written consent of the Administrative Agent (other than (i) supplemental indentures to add guarantors as required thereby or (ii) to the extent any such provision, as so amended, modified or waived, would have been permitted hereunder had it been included in the agreement or instrument governing such Junior Debt at the initial incurrence thereof, but in any event, no such amendment, modification or waiver shall increase the rate of interest thereon in a manner materially less favorable to Jones Parent or any of its Subsidiaries as compared to market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by Jones Parent, or shorten any interval for payment of interest thereon).

(w)                               Section 10.01 of the Credit Agreement (Events of Default) is hereby amended by adding the following new clauses (o) and (p) to the end thereof:

(o)                                 any material provision of an Intercreditor Agreement shall, for any reason (other than an amendment, consent or termination of such Intercreditor Agreement entered into in accordance with the terms thereof), cease to be valid and binding or otherwise cease to be in full force and effect against any holder of the applicable Junior Debt or any representative of such holders.

(p)                                 any “Event of Default” (or comparable defined term) under any agreement or instrument governing any Junior Debt shall have occurred.

(x)                                 Section 12.02 of the Credit Agreement (Waivers; Amendments) is hereby amended by deleting the reference to “80%” found in clause (b)(vii) thereof in its entirety and replacing it with the following: “90%”.

(y)                                 Article XII of the Credit Agreement (Miscellaneous) is hereby amended by adding the following new Section 12.21 to the end thereof:

Section 12.21                     Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                    a reduction in full or in part or cancellation of any such liability;

(ii)                                a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(z)                                  Exhibit D to the Credit Agreement (Form of Compliance Certificate) is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

Section 4.                                          Credit Parties Representations and Warranties.  Each Credit Party represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties of the Borrower and the Guarantors contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any such representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect to this Agreement, no Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Indebtedness (as such Indebtedness may be increased as a result of the transactions contemplated hereby).

Section 5.                                          Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)                                 The Administrative Agent, the Arranger and the Lenders shall have received, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Amended Credit Agreement (including, without limitation, the reasonable fees and expenses of Bracewell LLP, as special counsel to the Administrative Agent).

(b)                                 The Administrative Agent shall have received the financial statements, compliance certificate and other deliverables required under Sections 8.01(b) and (c) of the Amended Credit Agreement for the fiscal quarter ended September 30, 2017.

(c)                                  The Administrative Agent, the Arranger and the Lenders shall have received the fees required under any fee letter entered into by the Administrative Agent, the Arranger and the Borrower in connection herewith.

(d)                                 The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

Section 6.                                          Acknowledgments and Agreements.

(a)                                 The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)                                 The Administrative Agent, the Issuing Bank, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby.  This Agreement shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent, the Issuing Bank, or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent, the Issuing Bank, or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)                                  The Borrower, each Guarantor, the Administrative Agent, the Issuing Bank and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement, and the other Loan Documents are not impaired in any respect by this Agreement.

(d)                                 From and after the Effective Date, all references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement, as amended by this Agreement.  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 7.                                          Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guarantee and Collateral Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations (as defined in the Guarantee and Collateral Agreement), as such Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guarantee and Collateral Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 8.                                          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile or PDF electronic mail signature, and all such signatures shall be effective as originals.

Section 9.                                          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10.                                   Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 11.                                   Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 12.                                   Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:	JONES ENERGY HOLDINGS, LLC

	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

GUARANTORS:	JONES ENERGY, INC.
JONES ENERGY, LLC
NOSLEY ASSETS, LLC
NOSLEY SCOOP, LLC
NOSLEY ACQUISITION, LLC

	Each by:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President, Chief
Financial Officer, Secretary
and Treasurer

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

ADMINISTRATIVE AGENT/

ISSUING BANK/LENDER/

WELLS FARGO BANK, N.A.,

By:	/s/ Paul A. Squires
Paul A. Squires
Managing Director

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	MUFG UNION BANK, N.A.

	By:	/s/ Traci Bankston
	Name:	Traci Bankston
	Title:	Vice President

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

	By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

	By:	/s/ Page Dillehunt
	Name:	Page Dillehunt
	Title:	Managing Director

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Matthew Brice
	Name:	Matthew Brice
	Title:	Vice President

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Authorized Officer

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	TORONTO DOMINION (NEW YORK) LLC

	By:	/s/ Annie Dorval
	Name:	Annie Dorval
	Title:	Authorized Signatory

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	COMERICA BANK

	By:	/s/ David Balderach
	Name:	David Balderach
	Title:	Senior Vice President & Manager

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	SUNTRUST BANK

	By:	/s/ Benjamin L. Brown
	Name:	Benjamin L. Brown
	Title:	Director

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	BOKF, NA dba Bank of Texas

	By:	/s/ Aaron Christopherson
	Name:	Aaron Christopherson
	Title:	Vice President

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	CITIBANK, N.A.

	By:	/s/ Cliff Vaz
	Name:	Cliff Vaz
	Title:	Vice President

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Jake Lam
	Name:	Jake Lam
	Title:	Assistant Vice President

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	IBERIABANK

	By:	/s/ Stacy Goldstein
	Name:	Stacy Goldstein
	Title:	Senior Vice President

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Amendment No. 11 to Credit Agreement

(Jones Energy Holdings, LLC)

EXHIBIT D

[see attached]